UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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CREDIT SUISSE LARGE CAP BLEND FUND, INC. CREDIT SUISSE CAPITAL FUNDS
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Welcome Credit Suisse Shareholders

U.S. Equities Investment Process

<Video Player>

Investment Process

Meet the team

As a shareholder of certain Credit Suisse Funds, you have recently received very important information regarding your investments.

Credit Suisse Asset Management LLC, “CSAM”, the investment adviser to Fund in which you are currently invested, recently determined that managing benchmark-driven, long-only and short-extension quantitative equity strategies is no longer consistent with its overall business strategy. As a result of this decision, CSAM, the Board of Directors of the Credit Suisse Large Cap Blend Fund and the Board of Trustees of Credit Suisse Capital Funds, on behalf of the Credit Suisse Large Cap Blend II Fund, believe that it is in the best interest of shareholders to reorganize these two funds into newly created Aberdeen funds.

Aberdeen manages all of our equity portfolios using a fundamental, bottom-up equity investment process, which is characterized by intensive, first-hand research and disciplined company evaluation. The information below provides some information on how your investment will be managed after the fund reorganization, pending shareholder approval.

Important Proxy Information

No matter how large or small your holdings may be, it is critical to the success of the fund reorganization that your vote is received by the date of the shareholder meeting.

Voting by phone or Internet is available 24 hours a day, 7 days a week. If you have any difficulties in voting, or if you have questions regarding the proposal, please call: 866-796-3420.

See the Important Literature section to the right for useful information regarding the proxy.

Important Literature

•                  Q&A

•                  Proxy/Prospectus Supplement

•                  Group Overview

What am I being asked to do?

1. Read the proxy statement/prospectus (above)
2. Review the voting instructions provided
3. Sign, date and VOTE your proxy card/voting instruction form.

No matter how large or small your holdings may be, it is critical to the success of the fund reorganization that your vote is received by the date of the shareholder meeting on Oct 3, 2011.

© Aberdeen Asset Management

Investors should consider a fund’s investment objectives, risks, charges and expenses carefully before investing. Please call 866-667-9231 to request a prospectus that contains this and other information about the fund, or download a prospectus. Please read the prospectus carefully before investing. Investing in mutual funds involves risk, including possible loss of principal. Aberdeen Funds are distributed by Aberdeen Fund Distributors LLC, Mellon Bank Center, 1735 Market Street, 32nd Floor, Philadelphia, PA 19103, Member FINRA. Past performance is no guarantee of future results.

Aberdeen Asset Management Inc. has been registered as an investment advisor under the Investment Adviser’s Act of 1940 since August 23, 1995.

Aberdeen Asset Management is the marketing name in the U.S. for the following affiliated, registered investment advisors: Aberdeen Asset Management Inc, Aberdeen Asset Management Investment Services Ltd, Aberdeen Asset Management Ltd and Aberdeen Asset Management Asia Ltd (collectively, the ‘Aberdeen Advisors’). Each of the Aberdeen Advisors is wholly owned by Aberdeen Asset Management PLC, collectively herein referred to as (“Aberdeen”) or (“Group”).

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I have really enjoyed working with Aberdeen because every investment manager has the opportunity to make a big difference in the investment process.

The thing that sets us apart in US from the other investment managers in the country is that we have really quite a substantial global reach.

Aberdeen’s main advantages in US is very much its strong collaborative spirit, its team based decision making process.

This isn’t a star manager approach that one person leads and one person is doing the work, it’s actually discussed as a team.

The team is a very strong blend of experienced people, some great sector knowledge but also some very strong general perspective.

The breadth of that experience range is very important to us to bring a new set of eyes to investments that we have may have held for several years.

The Aberdeen investment process is time tested, it’s been developed over 20 years or so.

We meet every single company we invest in multiple times before we invest.  That then leads to a process where we produce reports into a global database.

We can compare our companies and their outlooks to companies within Asia and Europe.  We have been investing in US for a long period of time so we have a very good understanding of a lot of the companies that are already out there.

We don’t rely on one of the traditional style boxes as the driver of our strategy for investment.  We are looking for good companies.

Those companies that we want to invest in are those that are going to be able to grow overtime, they are going to be of higher quality.

Strong franchises, good management teams and also balance sheets that are relevant to the industry in which they work.

There are going to be those companies that are either willing to take market share, grow margins so strong free cash flow and are going to have a balance sheet that can withstand a long investment cycle.

Our job is to sift through all of the companies in our potential investable universe and figure which ones will be good investments.

As patient investors we can take our time in investing in a company that we like that is of high quality.

We really need to understand the companies before we invest in them and we find that by virtue of that we have more confidence about our investments.

And I think that’s one of Aberdeen’s key advantages is the patience we use when managing equity investments.

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Important Information

Aberdeen Asset Management (‘AAM’) does not warrant the accuracy, adequacy or completeness of the information and materials contained in this video and expressly disclaims liability for errors or omissions in such information and materials.

Some of the information in this video may contain projections or other forward looking statements regarding future events or future financial performance of countries, markets or companies. These statements are only predictions and actual events or results may differ materially. The viewer must make his/her own assessment of the relevance, accuracy and adequacy of the information contained in this video and make such independent investigations, as he/she may consider necessary or  appropriate for the purpose of such assessment.

Any opinion or estimate contained in this video is made on a general basis and is not to be relied on by the reader as advice. Neither AAM nor any of its agents have given any consideration to nor have they made any investigation of the investment objectives, financial situation or particular need of the reader, any specific person or group of persons. Accordingly, no warranty whatsoever is given and no liability whatsoever is accepted for any loss arising whether directly or indirectly as a result of the reader, any person or group of persons acting on any information, opinion or estimate contained in this video.

AAM reserves the right to make changes and corrections to its opinions expressed in this video at any time, without notice. Aberdeen Asset Management is the marketing name in the U.S. for the following affiliated, registered investment advisers: Aberdeen Asset Management Inc., Aberdeen Asset Management Investment Services Ltd., Aberdeen Asset Management Ltd. and Aberdeen Asset Management Asia Ltd. Each of the Aberdeen Advisers is wholly owned by Aberdeen Asset Management PLC. ““Aberdeen” is a U.S. registered service mark of Aberdeen Asset Management PLC.